Registration No. 33-

               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                            FORM S-8
                  REGISTRATION STATEMENT UNDER
                   THE SECURITIES ACT OF 1933

                          BIOMET, INC.
     (Exact name of registrant as specified in its charter)

             INDIANA                                  35-1418342
(State or other jurisdiction                      (I.R.S. Employer
of incorporation or organization)                 Identification No.)

                     Airport Industrial Park
                       Post Office Box 587
                    Warsaw, Indiana  46581-0587
            (Address of principal executive offices)

                          BIOMET, INC.
                   401(k) PROFIT SHARING PLAN
                    (Full title of the plan)

                         Daniel P. Hann
                          Biomet, Inc.
                     Airport Industrial Park
                       Post Office Box 587
                   Warsaw, Indiana  46581-0587
             (Name and address of agent for service)

                             (219) 267-6639
  (Telephone number, including area code, of agent for service)

                           Copy to:

                         Berkley W. Duck
                    Ice Miller Donadio & Ryan
                 One American Square, Box 82001
                   Indianapolis, Indiana 46282


                    CALCULATION OF REGISTRATION FEE

                                    Proposed     Proposed
 Title of                           Maximum      Maximum
Securities            Amount         Offering    Aggregate     Amount of
  to be                to be          Price      Offering      Registra-
Registered          Registered      Per Share    Price(2)      tion Fee(2)

Common Shares,   1,000,000 Shares    $17.88    $17,880,000.00   $6,165.51
without par value

     (1)In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

     (2)The registration fee has been calculated pursuant to Rule 457(e) and (h) based upon the last reported sale price for the Common Shares on December 15, 1995.


                              FORM S-8

                   Registration Statement under
                    The Securities Act of 1933


                           BIOMET, INC.
                   401(k) PROFIT SHARING PLAN

                             PART II
       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT



Item 3.  Incorporation of Documents by Reference.

     The following information heretofore filed with the Commission by Biomet, Inc. (the "Registrant") or the Biomet, Inc. 401(k)
Profit Sharing Plan (the "Plan")(Commission File No. 0-12515) pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), is incorporated herein by reference:

     (a)  The Registrant's Annual Report on Form 10-K.

     (b) All other reports filed by the Registrant or the Plan pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual reports referred to in (a) above.

     (c) The information set forth under the caption "Description of Common Shares" in the Registrant's Registration Statement on Form 8-A filed pursuant to Section 12(g) of the Exchange Act, dated September 21, 1983 including any amendments or reports filed for the purpose of updating that description.

     All documents and reports filed by the Registrant or the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of those documents.

Item 4.  Description of Securities.

     Not applicable.

Item 5.  Interests of Named Experts and Counsel.

     Not applicable.

Item 6.  Indemnification of Directors and Officers.

     The Indiana Business Corporation Law ("BCL") provides that a corporation may indemnify against liability (including amounts paid in settlement) of a person made a party to a proceeding because of the person's service as a director, officer, employee or agent of the corporation if a determination is made by the board of directors, a committee thereof, legal counsel or the shareholders that the person acted in good faith and reasonably believed (in the case of action taken in the person's official capacity with the corporation) that his or her conduct was in the corporation's best interests or (in all other cases) at least not opposed to its best interests; and, in the case of any criminal proceeding, the person had reasonable cause to believe his or her conduct was lawful or no reasonable cause to believe it was unlawful. Directors, officers, employees and agents must be indemnified against reasonable expenses incurred in a proceeding if the person is wholly successful, on the merits or otherwise, in the defense of the proceeding. The BCL provides that it is not exclusive of other rights of indemnification that a person may have under the articles of incorporation, bylaws, resolutions of the board of directors or shareholders or other authorization of the shareholders, and permits the corporation to purchase insurance on behalf of directors, officers, employees and agents against liability asserted against them in those capacities.

     Reference is made to Section 9.3 of Article IX of the Amended Articles of Incorporation of the Registrant concerning indemnification of directors and officers.

     The Registrant has obtained directors' and officers' liability insurance, the effect of which is to indemnify the directors and officers of the Registrant and its subsidiaries against certain losses caused by an error, misstatement or misleading statement, wrongful act, omission, neglect or breach of duty by them or any matter claimed against them in their capacities as directors and officers.

Item 7.  Exemption from Registration Claimed.

     Not applicable.

Item 8.  Exhibits.

     See Index to Exhibits.

     The Registrant has submitted the Plan and any amendments thereto to the Internal Revenue Service ("IRS") in a timely manner and will make all changes required of the IRS in order to qualify the Plan under Section 401 of the Internal Revenue Code, as amended.

Item 9.  Undertakings.

     The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

               provided, however, that paragraphs l(i) and l(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 and each filing of an annual report of the Plan pursuant to Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                            SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Warsaw, State of Indiana, on December 16, 1995.


                                BIOMET, INC.



                                By:  /s/ DANE A. MILLER
                                   ______________________________
                                   Dane A. Miller, President and
                                   Chief Executive Officer


                        POWER OF ATTORNEY

     Know all men by these presents, that each person whose signature appears below constitutes and appoints Dane A. Miller and Daniel P. Hann and each or any of them (with full power to act alone), his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto those attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that those attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on December 16, 1995 by the following persons in the capacities indicated:


/s/ DANE A. MILLER
________________________________________
Dane A. Miller
President, Chief Executive Officer
and Director (Principal Executive Officer)


/s/ GREGORY D. HARTMAN
________________________________________
Gregory D. Hartman
Vice President - Finance
(Principal Financial Officer)





/s/ JAMES W. HALLER
________________________________________
James W. Haller
Controller (Principal Accounting Officer)



/s/ NILES L. NOBLITT
________________________________________
Niles L. Noblitt
Director



/s/ JERRY L. FERGUSON
________________________________________
Jerry L. Ferguson
Director



/s/ RONALD L. FISHER
________________________________________
Ronald R. Fisher
Director



/s/ DANIEL P. HANN
________________________________________
Daniel P. Hann
Director



/s/ C. SCOTT HARRISON
________________________________________
C. Scott Harrison, M.D.
Director



/s/ M. RAY HARROFF
________________________________________
M. Ray Harroff
Director



/s/ THOMAS F. KEARNS, JR.
________________________________________
Thomas F. Kearns, Jr.
Director


/s/ JERRY L. MILLER
________________________________________
Jerry L. Miller
Director



/s/ KENNETH L. MILLER
________________________________________
Kenneth L. Miller
Director




/s/ CHARLES E. NIEMIER
________________________________________
Charles E. Niemier
Director




 /s/ MARILYN TUCKER QUAYLE
________________________________________
Marilyn Tucker Quayle
Director



/s/ L. GENE TANNER
________________________________________
L. Gene Tanner
Director


    Pursuant to the requirements of the Securities Act of 1933, the Biomet, Inc. Benefit Committee, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Warsaw, State of Indiana, on December 18, 1995.


                       BIOMET, INC. BENEFITS COMMITTEE


By:  /s/ GREGORY D. HARTMAN
     _____________________________________________
     Gregory D. Hartman




     /s/ DARLENE WHALEY
     ______________________________________________
     Darlene Whaley


     /s/ NANCY MEEHAN
     ______________________________________________
     Nancy Meehan


                          BIOMET, INC.
                  401(k) PROFIT SHARING PLAN
                     Registration Statement
                               on
                            Form S-8

                        INDEX TO EXHIBITS

Exhibit Number
 Assigned in                                          Page Number
Regulation S-K                                        in Sequential
   Item 601           Description of Exhibit        Numbering System

(4)          4.1     Specimen certificate for
                     Common Shares.
                     (Incorporated by
                     reference to Exhibit 4.1
                     to Biomet, Inc. Form 10-K
                     Report for year ended May
                     31, 1985, File No. 0-
                     12515.)

             4.2     Rights Agreement between
                     Biomet, Inc. and Lake
                     City Bank, as Rights
                     Agent, dated as of
                     December 2, 1989
                     (Incorporated by
                     reference to Exhibit 4 to
                     Biomet, Inc. Form 8-K
                     Report dated December 22,
                     1989, File No. 0-12515.)

(5)                  No exhibit.

(15)                 No exhibit.

(23)        23.1     Consent of Coopers & Lybrand L.L.P.

(24)        24.1     Power of Attorney (see Signature Page).

(27)                 No exhibit.

(28)                 No exhibit.

(99)                 No exhibit.